UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2018

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.    Entry into a Material Definitive Agreement.

On February 27, 2018, W. P. Carey Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch International, Barclays Bank PLC, and Wells Fargo Securities International Limited, as representatives of the several underwriters listed in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), in connection with the public offering (the “Offering”) of €500 million aggregate principal amount of 2.125% Senior Notes due 2027 (the “Senior Notes”), issued by WPC Eurobond B.V., a wholly-owned subsidiary of the Company (the “Issuer”), and fully, unconditionally and irrevocably guaranteed by the Company (the “Guarantee”; together with the Senior Notes, the “Securities”). On March 6, 2018, the Company consummated the Offering. The Offering was made pursuant to (i) the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-214510) filed with the Securities and Exchange Commission on November 8, 2016, (ii) a preliminary prospectus supplement relating to the Securities, dated as of February 27, 2018, and (iii) a final prospectus supplement relating to the Securities, dated as of March 1, 2018.

The Company intends to use the net proceeds from the Offering for general corporate purposes, including reducing amounts outstanding under its senior unsecured credit facility, including the unsecured revolving credit facility and term loans, and repaying upcoming secured mortgage debt.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, as well as certain customary indemnification provisions with respect to the Company and the Underwriters relating to certain losses or damages arising out of or in connection with the consummation of the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The terms of the Securities are governed by an indenture, dated as of November 8, 2016 (the “Base Indenture”), by and among the Issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture dated as of March 6, 2018 (the “Supplemental Indenture”), by and among the Issuer, the Company, as guarantor, and the trustee.

The foregoing descriptions of the Securities, the Base Indenture and the Supplemental Indenture in this Current Report on Form 8-K do not purport to be complete, are qualified in their entirety by reference to Exhibits 4.1, 4.2 and 4.3, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the issuance of the Securities, the Issuer and the Guarantor also entered into an Agency Agreement, dated as of March 6, 2018 (the “Agency Agreement”), with Elavon Financial Services DAC, UK Branch, as paying agent, and the Trustee, as transfer agent, registrar and trustee. The foregoing description of the Agency Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agency Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.        Other Events.

On February 27, 2018, the Company issued a press release relating to the pricing of the Securities. The foregoing description is qualified in its entirety by reference to pricing press release, which is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated February 27, 2018, by and among W. P. Carey Inc. and Merrill Lynch

International, Barclays Bank PLC and Wells Fargo Securities International Limited, as representatives of the several underwriters listed in Schedule 1 thereto.
4.1	Form of Note representing €500 Million Aggregate Principal Amount of 2.125% Senior Notes due 2027.
4.2

Indenture dated as of November 8, 2016, by and among WPC Eurobond B.V., as issuer, W. P. Carey, as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of W. P. Carey Inc.’s automatic shelf registration statement on Form S-3ASR (File No. 333-214510) filed November 8, 2016).

4.3	Supplemental Indenture dated as of March 6, 2018, by and among WPC Eurobond B.V., as issuer, W. P. Carey Inc., as guarantor, and U.S. Bank National Association, as trustee.
5.1	Opinion of DLA Piper LLP (US) regarding the validity of the Securities
5.2	Opinion of DLA Piper Nederland N.V.
10.1

Agency Agreement dated as of March 6, 2018, by and among WPC Eurobond B.V., as issuer, W.P. Carey Inc., as guarantor, Elavon Financial Services DAC, UK Branch, as paying agent and U.S. Bank National Association, as transfer agent, registrar and trustee.

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)
23.2	Consent of DLA Piper Nederland N.V. (contained in Exhibit 5.2)
99.1	Pricing Press Release dated February 27, 2018, issued by W. P. Carey Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: March 6, 2018	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer